ARTHUR ANDERSEN LLP







                    Consent of Independent Public Accountants






As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 15, 1996 included in Astro-Med, Inc.'s Form 10-K for the year ended January 31, 1996 and to all references to our Firm included in this registration statement.



                                                        /s/ Arthur Andersen LLP



Boston, Massachusetts

March 21, 1997